UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32113	33-0832424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue
Irvine, CA 92614
(Address of principal executive offices, including zip code)

(714) 430-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of stockholders of the Company was held on October 29, 2015.  Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors.  The stockholders elected the following four directors to hold office for a three-year term expiring at the 2018 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Votes

Susan J. Crawford	32,298,112	281,497	10,325	3,009,629
Donald B. Murray	32,453,163	126,796	9,974	3,009,630
A. Robert Pisano	32,498,363	80,740	10,830	3,009,630
Michael H. Wargotz	32,506,099	75,359	8,476	3,009,629

Appointment of McGladrey LLP as Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.  The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
35,031,672	555,954	11,936	-

Advisory Vote on Named Executive Officer Compensation.  The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders.  The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
32,227,234	345,205	17,495	3,009,629

Item 8.01	Other Events.

On October 29, 2015, the Board of the Company declared a regular quarterly dividend of $0.10 per share on the Company’s common stock.  The dividend is payable on December 24, 2015, to shareholders of record on November 26, 2015 (with an ex-dividend date of November 23, 2015).  The Company’s Board will assess and approve future dividends quarterly.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release entitled “Resources Global Professionals Announces Dividend Payment Date,” issued November 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

	By:	/s/ Kate W. Duchene
November 3, 2015	Name:	Kate W. Duchene
	Title:	Chief Legal Officer, Executive Vice
President of Human Resources & Secretary